Exhibit 23.2
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                                                  |  PRICEWATERHOUSECOOPERS N.V.
                                                  |  Prins Bernhardplein 200
                                                  |  1097 JB Amsterdam
                                                  |  Postbus 94200
                                                  |  1090 GE Amsterdam
                                                  |  Telephone (020) 568 66 66
                                                  |  Facsimile (020) 568 68 88


TO THE BOARD OF DIRECTORS OF KWATROBOX B.V., AALSMEER

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2/A (Amendment No. 2) (No. 333-31276) of our report dated September 25, 2000 relating to the consolidated financial statements of Kwatrobox B.V. for the years ended December 31, 1998 and December 31, 1999 which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

Amsterdam, May 15, 2001


/s/ PricewaterhouseCoopers N.V.
PricewaterhouseCoopers N.V.